UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 6, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2006, the registrant, as the sole settlor and sole beneficiary of the FirstPlus Financial Group, Inc. Grantor Residual Trust (the “Grantor Trust”), entered into the First Amended FirstPlus Financial Group, Inc. Grantor Residual Trust Agreement (the “Amendment”). No party other than the registrant is a direct, indirect or third party beneficiary of the Grantor Trust, and the Amendment does not give any person other than the registrant any benefit or legal or equitable right, remedy or claim.

The Amendment provides that the Grantor Trust may make distributions from the trust estate under certain circumstances upon written instruction from the settlor. The Amendment’s distribution provisions address and facilitate, among other things, distributions upon written instruction from the settlor pursuant to the settlement agreement (the “Settlement Agreement”) between the registrant and the petitioners in the lawsuit styled Danford L. Martin, et al. v. FirstPlus Financial Group, Inc., et al., in the Second Judicial District Court for the State of Nevada. The registrant announced the Settlement Agreement in its current report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2006.

The Amendment also provides that the trustees may create reserves and escrows under certain circumstances, such as preserving property while confirming the ownership of such property, creating escrows for distributions under the Settlement Agreement if the Grantor Trust makes certain distributions to the settlor more frequently than annually, providing for payment of taxes owed by the Grantor Trust or settlor with respect to the trust estate and providing for Grantor Trust expenses and reimbursement of payment of Grantor Trust creditor claims. The Grantor Trust may not make any distributions from the trust estate if to do so would violate applicable law, including distributions if the Grantor Trust or the settlor is insolvent, the distribution would render the Grantor Trust or the settlor insolvent, the distribution would leave the Grantor Trust or the settlor without sufficient assets or capital to timely satisfy a class or classes of creditors, or if applicable law would prevent the settlor from making such a distribution.

The trustees of the Grantor Trust are J.D. Draper, the registrant’s President and CEO, John R. Fitzgerald, a director of the registrant, and James Roundtree, a consultant to the registrant. The Amendment provides that the settlor has the right to appoint additional trustees and to remove trustees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President